Registration No. 33-

 As filed with the Securities and Exchange Commission on December 13, 1994
____________________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                              _______________

                                 FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              _______________

                      BALLY ENTERTAINMENT CORPORATION
          (Exact name of registrant as specified in its charter)

        DELAWARE                                    36-2512405
(State or other jurisdiction of                  (I.R.S. employer
incorporation or organization)                  identification No.)

                        8700 West Bryn Mawr Avenue
                          Chicago, Illinois 60631
        (Address of principal executive offices including zip code)
                              _______________

                   BALLY'S EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of plans)
                              _______________
                                                      Copy to:
        Carol Stone DePaul, Esq.              Leslie A. Drockton, Esq.
               Secretary                        Benesch, Friedlander,
    Bally Entertainment Corporation               Coplan & Aronoff
      8700 West Bryn Mawr Avenue              2300 BP America Building
        Chicago, Illinois 60631                   200 Public Square
            (312) 399-1300                    Cleveland, Ohio  44114-2378
                                                   (216) 363-4500

        (Name and address including zip code; and telephone number, including area code, of agent for service)
                              _______________

                      CALCULATION OF REGISTRATION FEE

                                                  Proposed
Title of                          Proposed        maximum
securities                        maximum         aggregate   Amount of
to be            Amount to be     offering price  offering    registration
registered <F1>  registered <F2>  per share <F3>  price <F3>  fee
- ---------------  ---------------  --------------  ----------  ------------

Common Stock,
par value
$.01 per share      200,000           $5.625      $1,125,000     $387.93

_____________________________________

<F1> This Registration statement covers an indeterminate amount of interests in the Employee Stock Purchase Plan of Bally Entertainment Corporation.
<F2> This Registration statement also includes an indeterminable number of Shares of Common Stock which may be issued under the anti-dilution provision of the plan.
<F3> Estimated in accordance with Rule 457 under the Securities Act of 1933, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Common Stock on December 8, 1994 as reported on the New York Stock Exchange.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

    The following documents filed or to be filed by Bally Entertainment Corporation (the "Company") with the Securities and Exchange Commission ("Commission") are hereby incorporated or deemed to be incorporated by reference in this Registration Statement.

    (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-7244.

    (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1994, File No. 1-7244.

    (3) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1994, File No. 1-7244.

    (4) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1994, File No. 1-7244.

    (5) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on July 24, 1975, File No. 1-7244.

    (6) All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(a) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing each such document.

    Any statement contained in a document incorporated by, or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.   Description of Securities.

    Not Applicable.


Item 5.   Interests of Named Experts and Counsel.

    Not Applicable.


Item 6.   Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action,suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions against expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

         The Restated Certificate of Incorporation of the Company, as amended, as permitted by the General Corporation Law of the State of Delaware, provides for the indemnification of directors and officers of the Company, and persons who serve or served at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties in amounts paid or to be paid in settlement) reasonably incurred with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative; provided, however, the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Company. In the event a claim for indemnification by any person has not been paid in full by the Company after written request has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. The right to indemnification conferred in the Restated Certificate of Incorporation is a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         The Company has purchased directors' and officers' liability insurance covering certain liabilities incurred by its officers and directors in connection with the performance of their duties.


Item 7.   Exemption from Registration Claimed.

    Not applicable.


Item 8.   Exhibits.

    3.(i)-a   Restated Certificate of Incorporation of the Company, as amended.

    3.(i)-b Certificate of Amendment of Restated Certificate of Incorporation of the Company, dated May 12, 1987.

    3.(i)-c Certificate of Amendment of Restated Certificate of Incorporation of the Company, dated May 4, 1989.

    3.(i)-d Certificate of Amendment of Restated Certificate of Incorporation of the Company, dated May 17, 1994.

    3.(ii) By-Laws of the Company, as amended (incorporated by reference to Exhibit 3.(ii) to the Company's Form 10-K for the fiscal year ended December 31, 1992).

    4.1       The Company's Employee Stock Purchase Plan.

    5.1 Opinion of Benesch, Friedlander, Coplan & Aronoff, Counsel to the Company, regarding legality.

    23.1      Consent of Ernst & Young LLP, independent public accountants.

    23.2 Consent of Benesch, Friedlander, Coplan & Aronoff (contained in their opinion filed as Exhibit 5.1 to this Registration Statement).

    24.1      Power of Attorney (included in Part II of this Registration
              Statement).

Item 9.   Undertakings.

          (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made,a post-effective amendment to this Registration Statement;

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate,represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of December, 1994.

                                 BALLY ENTERTAINMENT CORPORATION
                                 (Registrant)


                                 By: /s/ Lee S. Hillman
                                     Lee S. Hillman
                                     Executive Vice President, Chief Financial
                                     Officer and Treasurer

                             POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lee S. Hillman and Carol S. DePaul, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Company in the capacities and on the dates indicated.

Dated:   December 9, 1994         /s/ Arthur M. Goldberg
                                  Arthur M. Goldberg
                                  Chairman of the Board,
                                  Chief Executive Officer and President
                                  (Principal Executive Officer)

Dated:   December 9, 1994         /s/ Lee S. Hillman
                                  Lee S. Hillman
                                  Executive Vice President,
                                  Chief Financial Officer and Treasurer
                                  (Principal Financial Officer)

Dated:   December 9, 1994         /s/ John W. Dwyer
                                  John W. Dwyer
                                  Vice President and Corporate Controller
                                  (Principal Accounting Officer)

Dated:   December 9, 1994         /s/ George N. Aronoff
                                  George N. Aronoff
                                  Director

Dated:   December 9, 1994         /s/ Barrie K. Brunet
                                  Barrie K. Brunet
                                  Director

Dated:   December 9, 1994         /s/ Edwin M. Halkyard
                                  Edwin M. Halkyard
                                  Director

Dated:   December 9, 1994         /s/ J. Kenneth Looloian
                                  J. Kenneth Looloian
                                  Director

Dated:   December 9, 1994         /s/ Rocco J. Marano
                                  Rocco J. Marano
                                  Director

Dated:   December 9, 1994         /s/ Patrick L. O'Malley
                                  Patrick L. O'Malley
                                  Director

Dated:   December 9, 1994         /s/ James M. Rochford
                                  James M. Rochford
                                  Director

                             Exhibit Index


Exhibit No.                Exhibit Description
- -----------                -------------------

3.(i)-a Restated Certificate of Incorporation of the Company, as amended.

3.(i)-b Certificate of Amendment of Restated Certificate of Incorporation of the Company, dated May 12, 1987.

3.(i)-c Certificate of Amendment of Restated Certificate of Incorporation of the Company, dated May 4, 1989.

3.(i)-d Certificate of Amendment of Restated Certificate of Incorporation of the Company, dated May 17, 1994.

3.(ii) By-Laws of the Company, as amended (incorporated by reference to Exhibit 3.(ii) to the Company's Form 10-K for the fiscal year ended December 31, 1992).

4.1           The Company's Employee Stock Purchase Plan.

5.1 Opinion of Benesch, Friedlander, Coplan & Aronoff, Counsel to the Company, regarding legality.

23.1          Consent of Ernst & Young LLP, independent public accountants.

23.2 Consent of Benesch, Friedlander, Coplan & Aronoff (contained in their opinion filed as Exhibit 5.1 to this Registration Statement).

24.1          Power of Attorney (included in Part II of this Registration
              Statement).